IMAGIS ARREST & BOOKING SYSTEM PURCHASED BY RCMP
BRITISH COLUMBIA DETACHMENT

"Imagis technology in use in over 50 police departments and RCMP detachments in Canada"

Vancouver, Canada, June 10, 2002 - Imagis Technologies, Inc. (OTCBB: IGSTF; TSX: NAB; Germany: IGY), ("Imagis") a developer and marketer of biometric-based software, is pleased to announce that Imagis' premier law enforcement software, the CABS Computerized Arrest and Booking System, has been purchased by another detachment of the RCMP in British Columbia.

"This order from the RCMP brings a total of over 50 installations of CABS in Canadian police departments and in Royal Canadian Mounted Police detachments in Canada. This confirms Imagis is the premier supplier of arrest and booking technology in the Canadian law enforcement market," commented Iain Drummond, President and CEO.

"We are also launching the release of Cdn. Version 8.2 of CABS that will have embedded ID-2000, allowing our law enforcement customers the additional functionality of facial recognition. CABS and ID-2000 provides a faster and more accurate system to identify felons or suspects with increased efficiency of surveillance and investigation activities," stated Mr. Drummond.

CABS is an integrated imaging and offender management system developed specifically for law enforcement agencies. CABS streamlines the offender "booking" process by capturing all necessary images including faces, scars, tattoos and other distinguishing characteristics along with all data and offense information. CABS provides quick access for forensic lineup identification, investigations and substantially increases efficiency by producing all jurisdictional reports.

Imagis ID-2000 sophisticated image analysis algorithms use more than 200 facial descriptors to capture and compare an individual's face against a database, quickly identifying individuals who pose a potential threat. Features and functions include the ability to:

  Identify an individual within very large databases of images in seconds with increased accuracy;

  Extract increased levels of 3-dimensional facial information from standard digital photographs;

  Protect, secure and synchronize image and data across a network, an intranet or the Internet;

  Detect motion as well as faces;

  Compare images taken from video streams to those in a database;

  Authenticate a person's identity and determine possible matches to a facial photograph;

  Transmit information, including internationally, in a highly secure fashion;

  Search the database against both imagery and data; and

  Securely search local and remote databases regardless of their physical location.

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Imagis Technologies Inc.
June 10, 2002

About Imagis Technologies Inc.
Imagis (OTCBB: IGSTF; TSX: NAB; Germany: IGY) is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and gaming. Imagis currently has an installation at Toronto's Pearson International Airport, the world's 16th busiest airport. Imagis markets its products through a network of business partners located in North America, Asia, Europe and Latin America, and has installations in the US, Canada, Mexico, and the UK. Imagis' Chairman is Oliver "Buck" Revell, who served for over 30 years in the FBI, and during his career advanced to the number-two career post of Associate Deputy Director. Imagis is on the web at http://www.imagistechnologies.com.

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Forward Looking Statements
 The press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Imagis Technologies Inc. Media Contact: Sandra Buschau VP Investor & Media Relations Tel: (604) 684-2449 E-mail: sandy@imagistechnologies.com http://www.imagistechnologies.com	Typhoon Capital Consultants Sanjay Sabnani, President Tel: (310) 349-2245 E-mail: sanjay@typcap.com